UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2007

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

27555 Ynez Road, Suite 330, Temecula, CA 92591
(Address of principal executive offices) (zip code)

(310) 752-1416
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On August 13, 2007, Automotive Service Group, LLC (“ASG”), a wholly owned subsidiary of Automotive Service Group, Inc. (“ASG, Inc”), which is a wholly owned subsidiary of Patient Safety Technologies, Inc. (the “Company”), closed the sale of real property located in Birmingham, Alabama (the “Trussville Site”) to Charles H. Dellaccio and D.W. Grimsley, Jr. Mr. Grimsley is the former Chairman of the Board and Chief Executive Officer of ASG, Inc. ASG will receive $750,000 for the sale of the Trussville Site. The Company will net approximately $375,000, after fees, and the remaining amount will go toward debt re-payment.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 10, 2007, Patient Safety Technologies, Inc. (the “Company”) entered into two agreements in order to restructure the Company’s debt held by with Ault Glazer Capital Partners, LLC (“AG”). A prior Revolving Credit Facility in the amount of $420,000, which was in default, was converted into 337,439 shares of the Company’s common stock at a conversion price of $1.25 a share. Two previous Secured Promissory Notes were combined into one and the Company executed a Secured Convertible Promissory Note (the “Note”) for the principal sum of Two Million Five Hundred Thirty Thousand Five Hundred Fifty Eight Dollars and Forty Cents ($2,530,558.40) (the “Principal Amount”). Interest shall accrue on the Principal Amount at annual rate of 7%, and be paid quarterly on the last business date of each quarter beginning on September 30, 2007. If not prepaid or converted into equity in accordance with provisions of the Note, the Principal Amount and accrued, but unpaid interest shall become due and payable on December 31, 2010. In the event that the average closing price of the Company’s common stock is in excess of $5.00 per share for thirty (30) consecutive trading days, the Company will have the right to redeem the promissory note in shares or in cash. In the event of a redemption in shares, the principal is convertible into shares of the Company’s common stock at a conversion price of $2.50. The promissory note is secured by all of the Company’s assets. Should the Company raise up to $2,000,000 in a new credit facility, including any replacement credit facilities, AG is required to subordinate its security interest in favor of the new credit facility.

Item 5.02    Departure of Directors or Certain Officers

Effective August 15, 2007, Lynne Silverstein will not serve as the Executive Vice President and Secretary of Patient Safety Technologies, Inc. (the “Company”). David Augustine, a Director of the Company, will serve as Secretary in her place.

Item 8.01    Other Events

On August 14, 2007, the Company issued a press release concerning the Secured Convertible Promissory Note held by Ault Glazer Capital Partner, LLC. A copy of the press release is attached hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Restructured Secured Promissory Note
10.2	Security Agreement between Patient Safety Technologies, Inc. and Ault Glazer Capital Partners, LLC
10.3	Guaranty of Payment by Surgicount Medical, Inc. and Patient Safety Technologies, Inc., in favor of Ault Glazer Capital Partners, LLC
99.1	Press Release, Ault Glazer Capital Partners Debt Restructuring

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: August 16, 2007	By:	/s/ William B. Horne
	Name:	William B. Horne
	Title:	Chief Executive and Chief Financial Officer and Principal Accounting Officer